Exhibit 10.14

Student Living (HK) X Meta Academia Ltd
Cooperation Agreement

Contract No.:

Party A: Student Living (Hong Kong) Culture Technology Limited
Address:
Business Registration Number:
Email:
Phone:

Party B: Meta Academia Limited
Address:
Business Registration Number:
Email:
Contact Phone:

Student Living (Hong Kong) Culture Technology Limited (hereinafter referred to as “Party A”) and Meta Academia Limited (hereinafter referred to as “Party B”), in accordance with the principles of equality and mutual benefit and through friendly consultation, have reached a consensus on cooperation regarding student referrals. Party B shall provide academic support services to students referred by Party A. Both parties agree to engage in long-term cooperation based on the above content.

1. Cooperation Overview

1.1 Purpose of Cooperation

The purpose of the cooperation between Party A and Party B is to establish a win-win and sustainable cooperative partnership through close collaboration, promoting the business development of both parties.

1.2 Scope of Cooperation

Party B shall provide academic support services to students referred by Party A, including but not limited to academic guidance, university application assistance, interview coaching, document support, and English training. Students referred by Party A shall pay the relevant referral fees to Party B.

1.3 Duration of Cooperation

The cooperation period shall be one year, fromOctober 01,2025, toSeptember 30,2026. Upon expiration, the agreement shall automatically renew for another year (and so forth for subsequent renewals). If either party wishes to terminate the agreement, a written notice must be provided one month in advance.

2. Rights and Obligations of Party A

2.1

Party A is responsible for referring students to Party B and must provide valid identification documents (a copy of the business license, ID card, or passport) as proof of authorized cooperation with Party B.

2.2

Party A has the right to offer suggestions regarding the academic support services provided by Party B. However, Party A shall not interfere with the development, design, or scheduling of Party B’s services, and Party B’s decisions shall be final.

2.3

All intellectual property rights related to the academic support services provided by Party B to students referred by Party A shall be solely owned by Party B. Party A shall fully respect and protect Party B’s intellectual property rights and shall actively cooperate in handling any third-party infringement.

3. Rights and Obligations of Party B

3.1

Party B shall have full authority over the development, design, planning, and execution of background enhancement programs.

3.2

Party B shall cooperate with and support Party A’s student referral activities to ensure timely and high-quality service delivery.

3.3

Party B shall be responsible for the authenticity of all service materials provided to Party A and ensure that all services comply with applicable laws and regulations.

3.4

Party B shall be responsible for the actual implementation and arrangement of the programs. If any changes are necessary, Party B shall notify Party A in writing.

3.5

Party B shall strictly maintain the confidentiality of any business secrets of Party A obtained through work or other channels and shall not disclose them to any third party.

4. Referral Commission and Payment Terms

4.1 Referral Commission

•	Upon successful admission: HKD 50,000 per student

4.2 Payment Timeline

Party B shall pay the referral commission to Party A within 30 days after the student receives an admission offer. Both parties agree that commissions shall be settled on a monthly basis, with payment made within 30 days by Party B.

4.3 Payment Account Information

Party A’s Hong Kong Receiving Account:
Account Name: Student Living (Hong Kong) Culture Technology Limited
Recipient Address:
Account Number:
Bank Name:
Bank Address:

5. Liability for Breach of Contract

5.1

Both parties must ensure that all promotional materials provided are true, legal, and valid, and that they have lawful rights to all relevant materials used in the performance of this agreement. If any false advertising or infringement leads to third-party claims or lawsuits, the non-breaching party has the right to terminate the agreement immediately, and the breaching party shall bear full responsibility and compensate the non-breaching party for all economic losses (including but not limited to compensation, legal fees, investigation costs, notarization fees, etc.).

5.2

During the performance of this agreement and after its expiration, neither party shall defame or otherwise harm the other party’s trademarks, company names, domain names, etc.

5.3

Without the written consent of the other party, neither party may use the other party’s trademarks, logos, company names, etc. Otherwise, the non-breaching party has the right to terminate the agreement immediately, and the breaching party shall bear full responsibility and compensate for all losses incurred.

6. Confidentiality Agreement

This contract also serves as a confidentiality agreement. Without the consent of both parties, neither party may disclose the contents of this contract to any third party. Any such disclosure shall be deemed a breach of contract, and the non-breaching party has the right to unilaterally terminate the contract and pursue all economic losses caused by the breach.

7. Force Majeure Clause

Force majeure refers to objective circumstances that are unforeseeable, unavoidable, and insurmountable, such as major natural disasters, plagues, wars, or changes in national policies or visa regulations.

Neither party shall be held liable for failure to perform the contract or for any losses caused by force majeure events.

8. Miscellaneous

8.1

Any matters not covered in this agreement shall be amended or supplemented in writing by both parties.

8.2

This agreement shall take effect from the date of signing by both parties. This agreement is made in two original copies, one for each party, both of which shall have equal legal effect.

(End of Text)

Party A (Seal):

Student Living (Hong Kong) Culture Technology Limited
Authorized Representative: Ng Chun Kwok
Date: September 22, 2025

Party B (Seal):

Meta Academia Limited
Authorized Representative: Ng Chun Yiu
Date: September 22, 2025

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